Fourth Quarter Fiscal Year 2007 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2006 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes or mortgage loans or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

FY07-Accomplishments Right-sized operations Lots owned and controlled down 46% year over year Unsold inventory down 23% in the quarter Headcount reduced 25% year over year Successfully sold sub-prime mortgage and commercial contracting businesses Reducing costs Achieving brick and mortar cost reductions Lowering overhead expenses Delivered on commitments Generated $1 billion of operating cash flow Significantly reduced net debt to capitalization ratio Repurchased over 5 million shares

FY08-Positioned for future success Focus on margin improvement Continue to reduce direct construction costs Gain additional supply chain efficiencies Maintain intensity on lowering overhead costs Significant cash flow generation Improve asset turns Less capital-intensive land strategy Invest strategically Gain share in the most profitable markets Return excess cash to shareholders

Housing market remains uncertain Sales per neighborhood stabilizing, but below historical averages Rate of discounts and incentives declined in each of last 3 months Cancellation rates declined but are still choppy Increased difficulty in qualifying buyers in some markets Existing home inventories increasing Uncertainties still exist Tightening mortgage liquidity, foreclosures

Operating highlights Closed 10,582 homes in the fourth quarter, 14% less than last year Unit sales down by 21% from last year Balancing sales pace and profit margins Emphasis on inventory reduction and cash generation Unsold new home inventory down 23% sequentially Generated $1 billion in operating cash flow Lots owned and controlled down 46% from last year Annual corporate G&A down 23% year-over-year

4QFY07 home building operations Revenues decreased 12%, year over year Average sales price flat at $315,157 Sales incentives and discounts reduced margins Housing operating earnings of $186 million Housing operating margin of 5.6% Backlog 7,832 sales (orders), down 21% 10,651 units, down 39% $3.2 billion, down 45%

Mid-Atlantic 1,520 -15% 1,738 -16% Southeast 986 -33% 1,875 -25% Midwest 1,256 -32% 1,370 -37% Southwest 2,513 -9% 3,176 -5% West Coast 1,557 -25% 2,423 +8% Total 7,832 -21% 10,582 -14% Home Building - 4Q Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended March 31, 2007

The mortgage market in perspective A return to tighter lending standards is a long-term positive Centex mortgage operations adjusted a year ago in anticipation, expect no material effect to our backlog of sold homes Sub-prime peaked at about 5% of our purchase money originations in FY2007 Some markets will be more impacted than others Making anticipatory operational adjustments

FY08-Positioned for future success Focus on margin improvement Continue to reduce direct construction costs Gain additional supply chain efficiencies Maintain intensity on lowering overhead costs Significant cash flow generation Improve asset turns Less capital-intensive land strategy Invest strategically Gain share in the most profitable markets Return excess cash to shareholders

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